                                 EXHIBIT 2.33

                         SERVICE AND RESELLER AGREEMENT
                         ------------------------------

    THIS AGREEMENT is made and entered into as the 28th day of September, 1990 by and between AMWAY CORPORATION, a Michigan corporation ("Amway"), having its principal place of business at 7575 East Fulton Road, Ada, Michigan, 49365, and Voice-Tel ENTERPRISES, INC., a Delaware corporation ("Voice-Tel"), having its principal place of business at 77 Milford Drive, Hudson, Ohio, 44236.

                                   RECITALS:
                                   ---------

     A. Voice-Tel has developed expertise in the provision of certain telephone services such as a voice messaging services and digital network services. Voice-Tel provides these services both directly and through its system of independent franchisees (the "Franchisees").

     B. Amway is a world wide network sales organization that distributes products and services through its independent distributors (the "Distributors").

     C. The parties desire to enter into a relationship under which (i) Voice-Tel and/or its Franchisees will provide certain products and services to Amway and its Distributors for ultimate use by them and/or for resale to their customers under Amway owned tradenames and trademarks, and (ii) Amway through certain of its Distributors will act as the representatives of Voice-Tel and its Franchisees for the sale of certain other telephone products and services under Voice-Tel owned tradenames and trademarks.

                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                                   ---------
                          AMWAY PRODUCTS AND SERVICES
                          ---------------------------

     1.1  Sales to Amway and Distributors.  Voice-Tel and its Franchisees will
          -------------------------------
sell to Amway for ultimate use by it, and/or for resale by Amway to its Distributors services described on Schedule 1.1(a) (the "Amway Products and Services"). Such products and services, when used or sold by Amway and/or its Distributors, will be identified to the public under Amway owned tradenames and trademarks. Amway will pay for such services pursuant to the price schedule set forth on Schedule 1.1(b). The parties agree that the terms and conditions of
Schedule 1.1(b) shall be reviewed and re-evaluated at least annually. Failure of the parties to reach an agreement during such annual review and re-evaluation shall give Amway certain rights as specified in Article VIII.

                                   ARTICLE 11
                                   ----------
                        Voice-Tel PRODUCTS AND SERVICES
                        -------------------------------

2.1  Representation.  Amway through certain of its Distributors will act as
     --------------
representatives of Voice-Tel and its Franchisees for the sale of the telephone products and services described on Schedule 2.1 (Voice-Tel/Amway Leads Program). Such services will be sold under Voice-Tel owned trademarks. The commissions to be paid by Voice-Tel to Amway for such services we set forth on Schedule 2.1. The Amway Products and Services and the Voice-Tel/Amway Leads Program are collectively referred to as "this program". The services referred to in
Schedule 1.1(a) and Schedule 2.1 are collectively referred to as "Services".

                                  ARTICLE III
                                  -----------
                          ADMINISTRATIVE RELATIONSHIP
                          ---------------------------

    Amway and Voice-Tel shall jointly administer this program under the terms and conditions set forth and mutually agreed upon in the following schedules:

     Schedule 3.1   Order Processing Procedures
     Schedule 3.2   Billing Procedures
     Schedule 3.3   Collection Procedures
     Schedule 3.4   Payment Procedures
     Schedule 3.6   Credit/Refund Procedures
     Schedule 3.6   Price Change Procedures
     Schedule 3.7   Product/Services Change procedures
     Schedule 3.8   Distributor/Franchisee Relationship

     No changes shall be made in the above schedules without written mutual consent of both Amway and Voice-Tel.

                                   ARTICLE IV
                                   ----------
                             MARKETING RELATIONSHIP
                             ----------------------

    Amway and Voice-Tel shall jointly provide marketing and sales support of this program under the terms and conditions set forth and mutually agreed upon in the following schedules:

               Schedule 4.1   Selling Channels
               Schedule 4.2   Training Seminars
               Schedule 4.3   Marketing Seminars

               Schedule 4.4   Customer Service
               Schedule 4.5   Literature and Marketing Materials
               Schedule 4.6   Press Releases

    No changes shall be made in the above schedules without written mutual consent of both Amway and Voice-Tel.

                                   ARTICLE V
                                   ---------
                             COVENANTS OF Voice-Tel
                             ----------------------

     5.1  Provision of Services.  Voice-Tel will use its reasonable best efforts
          ---------------------
to provide Services of high quality on a consistent basis in accordance with the following schedules:

               Schedule 5.1(a)   Equipment Standards
               Schedule 5.1(b)   Equipment Service Level Standards
               Schedule 5.1(c)   Customer Service Standards

     Voice-Tel will use its reasonable best efforts to obtain and secure the participation and cooperation of all present and future Franchisees in the provision of Amway Products and Services. The parties agree that the geographic scope and time table for availability of Amway Products and Services shall be as set forth in Schedule 5.1(d) Geographic Scope; Time Table. Further, Voice-Tel represents and warrants that execution of this Agreement and performance by Voice-Tel of its obligations under this Agreement does not and will not breach any other agreement to which Voice-Tel is or will be a party, including but not limited to, any agreements with its Franchisees.

     5.2  Compliance.  Voice-Tel will comply with all federal, state and local
          ----------
statutes and regulations ("Laws") relating to the performance of this Agreement by Voice-Tel.

     5.3  Information as to Regulations.  Voice-Tel will inform Amway of any
          -----------------------------
known federal, state and local communications statutes and regulations ("Communications Laws") applicable to the marketing of the Services, including all known licenses and/or permits needed for performance of this Agreement by Amway.

     5.4  Trademarks and Tradenames.  Amway will not sell the Services under any
          -------------------------
trademark or tradename other than those owned by Amway or Voice-Tel. Amway will take all reasonable steps to investigate any complaints by Voice-Tel relating to practices or activities of Distributors and Amway will advise Voice-Tel of the results of any such investigation including any actions being taken by Amway based upon the results of such investigation.

     Each party grants to the other a non-exclusive license to use the trademarks and tradenames owned or licensed by such party, the term of such license to run as long as this Agreement remains in effect. Any proposed use by a party of the trademarks or tradenames owned or licensed by the other party shall be subject to the terms and provisions of Schedule 4.5. Neither party will contest the validity of or otherwise challenge the trademarks or tradenames owned or licensed by the other party. Any use by a party of the trademarks or tradenames owned or licensed by the other party shall inure solely and exclusively to the benefit of the owner or licensor, as the case may be. The parties agree that upon termination of this Agreement, neither party will use any trademarks or tradenames owned or licensed by the other party and neither party shall be indebted or be required to pay any sums to the other party based upon use of trademarks or tradenames prior to termination of this Agreement.

                                   ARTICLE VI
                                   ----------
                               COVENANTS OF AMWAY
                               ------------------

     6.1  Sale of Services.  Amway will make reasonable best efforts to (i)
          ----------------
promote the sale and distribution of the Services and (ii) encourage and give assistance to its Distributors to sell the Services to their existing and new customers.

     6.2  Compliance.  Amway will comply with all Laws relating to the
          ----------
performance of this Agreement by Amway. Further, Amway represents and warrants that execution of this Agreement and performance by Amway of its obligations under this Agreement does not and will not breach any other agreement to which Amway is or will be a party, including but not limited to any agreements with its Distributors.

                                  ARTICLE VII
                                  -----------
                                 TRADE SECRETS
                                 -------------

     7.1  Trade Secrets of Amway.  Voice-Tel acknowledges that the names, ADA
          ----------------------
numbers and addresses of Distributors, any information about Amway customers and any information either relating to the internal management/operations of Amway or designated by Amway as confidential and/or proprietary ("Amway information") is the sole property and trade secret of Amway. Amway Information shall not be used, sold, disclosed or assigned by Voice-Tel for any purpose, except to the extent necessary to the performance of this Agreement. Upon termination of the Agreement, Voice-Tel shall return all Amway information to Amway. The prohibitions contained in this paragraph shall survive such termination, except that Voice-Tel may contact customers and Distributors who are existing customers of the Services in order to continue to provide the Services to such customers or Distributors.

     7.2  Trade Secrets of Voice-Tel.  Amway acknowledges that all information
          --------------------------
relating to the development, design and operation of the Services and any information either relating to the internal management/operations of Voice-Tel or designated by Voice-Tel as confidential and/or proprietary ("Voice-Tel Information") is the sole property and trade secret of Voice-Tel. Voice-Tel Information will not be used, sold, disclosed or assigned by Amway for any purpose, except to the extent necessary to the performance of this Agreement. Upon termination of this Agreement, Amway will return all Voice-Tel Information to Voice-Tel. The prohibitions contained in this paragraph shall survive such termination.

     7.3  Confidentiality.  The parties agree that the terms and conditions of
          ---------------
this Agreement, including all current and formerly effective Schedules, are strictly confidential and will not be disclosed by either party to any third party except that Voice-Tel may disclose all or any portion of this Agreement to any existing or prospective Franchisee provided that such existing or potential Franchisee agrees to and is bound to maintain such disclosures in strict confidence.

     The parties agree that any information which is either in the public domain or obtained from a third party without breach by such third party of any confidentiality or secrecy obligations of such third party shall not be subject to the provisions of Sections 7.1 or 7.2 regardless of whether such information is designated confidential and/or proprietary by either party.

                                  ARTICLE VIII
                                  ------------
                                  EXCLUSIVITY
                                  -----------

     During the term of this Agreement and any renewals, Amway will not directly or indirectly represent any party in respect of the sale or distribution of any voice managing services competitive with the Services, except that Amway and any Distributor currently acting as distributor for Amvox, Inc., a California corporation ("Amvox"), may continue to so act in any area where Voice-Tel is not operating until such time as Voice-Tel begins franchise operations and assumes responsibilities for operations of Amvox sites in such area. The parties agree that Amway may terminate exclusivity under this Agreement by written notice to Voice-Tel if i) Voice-Tel commits any material breach of any provision of this Agreement, including failure to meet any of the terms and conditions contained in any of the Schedules, and such material breach is not cured in accordance with Section 9.2(a) or ii) Amway and Voice-Tel are unable to reach agreement during the annual review of the terms and Conditions of Schedule 1.1(b)

                                   ARTICLE IX
                                   ----------
                              TERM AND TERMINATION
                              --------------------

     9.1  Term.  The initial term of this Agreement shall be a period of five
          ----
years beginning on the date of execution of this Agreement. The Agreement shall be automatically renewable for an indefinite number of one year renewal periods if neither party gives written notice of termination at least 180 days prior to the end of the initial term of this Agreement or any renewal period.

     9.2  Termination.  Either party may terminate this Agreement at any time in
          -----------
the event that:

          (a) the other party breaches any provision of this Agreement in any material respect and falls to take curative steps or actions within 30 days of receipt of written notice of such breach, such curative steps or actions to be effective in remedying such breach no later than 60 days after receipt of written notice of such breach except in the case where the breach relates to equipment failures and/or malfunctions in the provision of the Services where the curative steps or actions shall be effective in remedying such breach no later than 120 days after receipt of written notice of such breach.

          (b) the other party shall make a general assignment for the benefit of creditors, shall admit in writing its inability to pay its debts as they become due, shall file a petition in bankruptcy, be adjudicated a bankrupt or insolvent, shall file a petition seeking any arrangement, composition, readjustment or similar relief under any present or future federal or state statute, law or regulation, shall file an answer admitting or not contesting the material allegations of a petition against such other party in any such proceeding, or shall seek consent to or acquiesce in the appointment of any trustee or receiver of such other party or any material part of its assets; or

          (c) any proceeding against the other party seeking an arrangement, composition, readjustment or similar relief under any present or future federal or state statute, law or regulation shall not have been dismissed within 60 days after the commencement thereof, or the appointment of any trustee or receiver of such other party or of any material part of its assets without the consent of acquiescence of such other party shall not have been vacated within 60 days after such appointment.

                                   ARTICLE X
                                   ---------
                                INDEMNIFICATION
                                ---------------

     10.1  Amway's Indemnification.  Amway will indemnify and hold harmless
           -----------------------
Voice-Tel and its Franchisees, shareholders, directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered, directly or indirectly, by any of them (including, without limitation, reasonable legal fees and expenses) resulting from or attributable to (a) the breach of, or misstatement in, any one or more of the representations, warranties, covenants or agreements of Amway contained in this Agreement, (b) the breach by Amway of any Laws, (c) any claims by Distributors due to the alleged failure of Amway to pay commissions or bonuses allegedly payable to such Distributors, (d) any tax liability resulting from the failure of Amway or its Distributors to report, collect or pay applicable withholding, payroll or similar taxes arising out of the payment of such commissions and bonuses, (e) any tortious or unlawful conduct of Amway, (f) any claims by any Distributors based upon any agreement or contract between Amway and the Distributor, or (g) any claims based upon use by VoiceTel or Amway of Amway-owned or licensed trademarks or tradenames.

     10.2  Voice-Tel's Indemnification.  Voice-Tel will indemnify and hold
           ---------------------------
harmless Amway and its Distributors, shareholders, directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered, directly or indirectly by any of them (including, without limitation, reasonable legal fees and expenses) resulting from or attributable to (a) the breach of, or misstatement in, any one or more of the representations, warranties, covenants or agreements of Voice-Tel contained in this Agreement, (b) the breach by Voice-Tel of any Laws, (c) any tortious or unlawful conduct of Voice-Tel, (d) any claims by any Franchisees based upon any agreement or contract between Voice-Tel and the Franchisee, (e) any tax liability resulting from the failure of Voice-Tel or its Franchisees to report, collect or pay applicable withholding, payroll or similar taxes arising out of any agreements or contracts between Voice-Tel and its Franchisees, or (f) any claims based upon use by Amway or VoiceTel of Voice-Tel owned or licensed trademarks or tradenames.

     10.3  Defense Against Asserted Claims.  If any claim or assertion of
           -------------------------------
liability is made or asserted by a third party against a party indemnified pursuant to this Article ("Indemnified Party") based on any liability or obligation which, if established, would entitle the indemnified Party to indemnification by an indemnifying Party pursuant to this Article ("Indemnifying Party"), the Indemnified Party shall with reasonable promptness give to the

Indemnifying Party written notice of the claim or assertion of liability and request the Indemnifying Party to defend the same. Failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have to the Indemnified Party unless such failure materially prejudices the Indemnifying Party's position. The Indemnifying Party shall have the right to defend against such liability or assertion, in which event the Indemnifying Party, shall give written notice to the Indemnified Party of acceptance of the defense of such claim and the identity of counsel selected by the Indemnifying Party with respect to such matters. The Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense and also shall be entitled at its option to employ separate counsel for such defense at the expense of Indemnified Party.
In the event the Indemnifying Party does not accept the defense of the matter a provided above or in the event the Indemnifying Party or its counsel fails to use reasonable care in maintaining such defense, the Indemnified Party shall have the full right to employ counsel for such defense at the expense of the Indemnifying Party. Amway and Voice-Tel will cooperate with each other in the investigation and in the defense of any such action, and the relevant records of each shall be available to the other with respect to such defense.

                                   ARTICLE XI
                                   ----------
                                    NOTICES
                                    -------

     All notices, requests, demands and other communications under this Agreement shall be in writing and signed an behalf of the party giving the same and shall be deemed duly given (i) when personally delivered, (ii) upon receipt of a telephonic facsimile transmission with a confirmed telephonic transmission answer back, (iii) three days after having been deposited in first class United States mail, certified or registered, return receipt requested and postage prepaid, or (iv) one business day after having been dispatched by a nationally recognized overnight courier service providing guaranteed delivery on the next business day to the parties at the following respective addresses (or such other address as any party may subsequently provide to the other parties by notice given in accordance with this Article):

     If to Amway:      Amway Corporation
                       7575 East Fulton Road
                       Ada, Michigan 49355
                       Attention:  Mr. James Harper

     With a copy to:   Amway Corporation
                       7676 East Fulton Road
                       Ada, Michigan 49355
                       Attention:  Mr. Michael S. Callahan, Esq.

     If to Voice-Tel:  Voice-Tel Enterprises, Inc.
                       77 Milford Drive
                       Hudson, Ohio 44236
                       Attention:  Alan J. Carter

     With a copy to:   Deanna C. Kursh, Esq.
                       Benesch, Friedlander, Coplan & Aronoff
                       1100 Citizens Building
                       850 Euclid Avenue
                       Cleveland, Ohio  44114

provided that insofar as any provision of the Agreement requires that any notice or other communication be given by a specified date or time, such notice shall be effective and timely only if actually received by the date and time specified.

                                  ARTICLE XII
                                  -----------
                   ASSIGNMENT, THIRD PARTIES, BINDING EFFECT
                   ------------------------------------------

     The rights under this Agreement are not assignable nor are the duties delegable by a party without the written consent of the other party first having been obtained, and any attempted assignment or delegation without such consent will be null and void; provided, however, that Voice-Tel may assign its rights and delegate its duties under this Agreement to its Franchisees. Voice-Tel acknowledges that any assignment or delegation of its rights and/or duties under this Agreement to its Franchisees does not relieve or otherwise release Voice-Tel from any of its obligations under this Agreement. Nothing contained in this Agreement is intended to convey upon any person or entity, other than the parties and their successors in interest and permitted assigns, any rights or remedies under or by reason of this Agreement unless expressly stated. All covenants, agreements, representations and warranties of the parties contained in this Agreement are binding on and will inure to the benefit of Amway and Voice-Tel, respectively, and their respective successors and permitted assigns.

                                  ARTICLE XIII
                                  ------------
                                 MISCELLANEOUS
                                 -------------

     13.1  Completion of Schedules; Amendments to Schedules.  The parties
           ------------------------------------------------
acknowledge that, as of the date of execution of this Agreement, none of the Schedules referred to in this Agreement have been reduced to writing but that substantial negotiations and discussions have taken place and that certain activities have in fact been implemented The parties agree that all initial Schedules to this Agreement shall be completed and approved by the parties within sixty (60) days of the date of execution of this Agreement. The parties agree that all completed and approved Schedules including any subsequently approved amendments, are incorporated into this Agreement by reference as if fully set forth in this Agreement. Failure to complete and approve all initial Schedules within the sixty (60) day time limit shall entitle either party, upon written notice to the other, to render this Agreement null and void. The sixty
(60) day time limit may be extended upon the mutual written consent of the parties. The parties contemplate that from time to time, Schedules will be amended by written agreement of the parties or pursuant to the amendment procedure described in those Schedules. Upon amendment of any such Schedule, such amended Schedule shall be substituted for the prior Schedule for all purposes of this Agreement.

     13.2  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same document.

     13.3  Captions and Section Headings.  Captions and section headings are for
           -----------------------------
convenience only, are not a part of this Agreement and may not be used on construing it.

     13.4  Waivers.  Any failure by any of the parties to comply with any of the
           -------
obligations, agreements or conditions set forth in this Agreement may be waived by the other party or parties, but any such waiver will not be deemed a waiver of any other obligation, agreement or condition contained herein.

     13.5  No Agency, etc.  Neither party shall or shall be deemed to be an
           --------------
agent, employee or partner of, or joint venturer with, the other party.

     13.6  Governing Law.  This Agreement shall be governed by, and construed
           -------------
and enforced in accordance with the laws of the State of Michigan applicable to agreements made and to be performed therein, without regard to any conflicts or choice of law rules.

     13.7  Entire Agreement.  This Agreement constitutes the entire agreement
           ----------------
between the parties relative to the use and/or resale of the products and services provided. There are no verbal agreements, representations, warranties, undertakings or agreements between the parties, and this Agreement may not be amended or modified in any respect, except by a written instrument signed by the parties to this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                              AMWAY CORPORATION


                              By:   /s/ James J. Rosloniec
                                    -------------------------------------------
                                    James J. Rosloniec
                              Its:  Vice President-Finance, Treasurer


                              VOICE-TEL ENTERPRISES, INC.


                              By:   /s/ Alan J. Carter
                                    -------------------------------------------
                                    Alan J. Carter
                              Its:  Chairman

                                SCHEDULE 1.1(a)

                    AMWAY PRODUCTS AND SERVICES DESCRIPTION
           (In these schedules referred to as "AMVOX by Voice-Tel.")

The following service levels will be offered with AMVOX by Voice-Tel.

                                       AMVOX                                AMVOX                          AMVOX
                                      STANDARD                            ENHANCED                        PREMIER
                       --------------------------------------   ----------------------------   ---------------------------
Greeting Length          30 seconds                             60 seconds                      90 seconds
Message Length           30 seconds                             2 minutes                       2 minutes
Retention                5 days                                 5 days                          7 days
Number of Messages       10                                     20                              30
Other Features:          -  Answer Only                         -  Distribution List            -  All enhanced features
                         -  No group communication features     -  Networking                   -  Pause Activation
                                                                -  Make and give private        -  Multiple Make & Give
                                                                -  Pager enable/disable         -  Urgent Message
                                                                -  Activate receipt time
                                                                -  New message notification
Maximum Limits           1000 messages                          1000 messages                   1500 messages
                         1500 greetings                         1500 greetings                  2000 greetings

ResponsePlus
------------

- 2-minute greeting

- 20 messages

- No group communication features

- Basic monthly charge allows up to 1000 calls per month. Calls in excess of 1000 are subject to surcharge.

- Maximum of 5000 calls per month. Box is subject to cancellation if calls exceed 5000.

VoiceCast
---------

- 3-minute greeting only

- Basic monthly charge allows up to 1000 calls per month. Calls in excess of 1000 are subject to surcharge.

- Maximum of 5000 calls per month. Box is subject to cancellation if calls exceed 5000.

Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                SCHEDULE 1.1(a)

MenuBox
-------

- 1-minute greeting only

- Can branch to any number of regular service boxes.

- Must have a minimum of one other regular box in addition to menubox.

- Basic monthly charge allows up to 2000 calls per month. Calls in excess of 2000 are subject to surcharge.

- Maximum of 5000 calls per month. Box is subject to cancellation if calls exceed 5000.

MenuMax
-------

- 3-minute greeting only.

- Can branch to any number of regular service boxes.

- Must have a minimum of one other regular box in addition to menubox.

- Basic monthly charge allows up to 1000 calls per month. Calls in excess of 1000 are subject to surcharge.

- Maximum of 5000 calls per month. Box is subject to cancellation if calls exceed 5000.

Service Initiation Fee
----------------------

A one-time, non-refundable, service initiation fee will be charged for each mailbox utilizing any of the basic AMVOX Service Levels.

Pager Outdial
-------------

- Equipment will outdial from a voice mailbox to activate a customer-owned pager.

- One (1) pager outdial per message received.

- Basic monthly charge allows up to 100 pager outdials per month. Pages in excess of 100 are subject to surcharge.

Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                SCHEDULE 1.1(B)
                       [REVISED EFFECTIVE AUGUST 1, 1997]

                      AMWAY PRODUCTS AND SERVICES PRICING

       MAILBOX PRODUCTS AND SPECIALTY MAILBOX PRODUCTS PRICING STRUCTURE

                          MONTHLY SUBSCRIPTION SERVICE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  ONE TIME                CALL
                                AMVOX     AMVOX            RESPONSE                       PAGER   SCV INIT  MINI CAST   ANSWERING
                               ENHANCED  PREMIER  MENUBOX    PLUS    VOICECAST  MENUMAX  OUTDIAL    FEE       BOX       TEST BOX
---------------------------------------------------------------------------------------------------------------------------------
               SKU#             E-1012   E-1013   E-1016    E-1014    E-1015    E-1017   E-1129    E-1130      E-1699     E-2726
---------------------------------------------------------------------------------------------------------------------------------
Voice-Tel Monthly Fees             [***]    [***]   [***]     [***]      [***]    [***]    [***]   [***]        [***]       [***]

Maximum number of Messages         1,000    1,500     N/A     1,000        N/A      N/A      100                 N/A        1,500
 per month
Calls allowed Per month -
 Greeting                          1,500    2,000   2,000     1,500      1,000    1,000      N/A    N/A         2,000       2,000
Calls in excess of the
 limitation are subject
 to charges
   Excess of Limitation Charge     [***]    [***]   [***]     [***]      [***]    [***]    [***]   [***]        [***]       [***]
          up to 5,000 calls
   Excess of Limitation Charge     [***]    [***]   [***]     [***]      [***]    [***]    [***]   [***]        [***]       [***]
          5,001 calls and above
Aggregate number of calls or       5,000    5,000   5,000     5,000      5,000    5,000      N/A    N/A         5,000      10,000
 messages at which service is
 subject to cancellation
---------------------------------------------------------------------------------------------------------------------------------

***Confidential information omitted and filed separately with the Securities Exchange Commission.

                                                BASIC             DIRECTOR  PREMIER
                                                ANSWER  DIALOGUE    MENU     PLUS    BROADCAST
                 SKU#                           E-2211   E-2212    E-2213   E-2214    E-2215
----------------------------------------------------------------------------------------------
Voice-Tel Monthly Fees                           [***]     [***]     [***]    [***]    [***]
Maximum number of Messages                         500       500       N/A    1,500      N/A
Calls Allowed Per Month  - Greeting                750       750       750    2,000      N/A
Calls in excess of the limitation are
 subject to charges
   Excess of Limitation Charge                   [***]     [***]     [***]    [***]    [***]
Aggregate number of calls or
 messages at which service is subject
 to cancellation                                 5,000     5,000     5,000    5,000      N/A
----------------------------------------------------------------------------------------------

                                                 MONTHLY NETWORK MESSAGING SERVICE
-----------------------------------------------------------------------------------------------------------------------------------
                       NETWORKING      NETWORKING         NETWORKING         NETWORKING           NETWORKING         NETWORKING
                    REGULAR   URGENT REGULAR   URGENT  URGENT   REGULAR  REGULAR     URGENT  REGULAR      URGENT   REGULAR   URGENT
-----------------------------------------------------------------------------------------------------------------------------------
PER BOX PER MONTH   0-100 Messages   101-400 Messages  401-800 Messages  801-1,250 Messages  1,251-2,500 Messages   2,501+ Messages
-----------------------------------------------------------------------------------------------------------------------------------
                  Per Message Charge Per Message Charge Per Message Charge Per Message Charge Per Message Charge Per Message Charge

Voice-Tel Fees     [***]      [***]    [***]    [***]    [***]   [***]     [***]      [***]    [***]       [***]     [***]    [***]

"Network Messaging" means any messages sent across the telecommunications network owned and operated by Voice-Tel Network
Limited Partnership between mailboxes that are not on the same local system.

***Confidential information omitted and filed separately with the Securities Exchange Commission.

                                  SCHEDULE 2.1

                                 LEADS PROGRAMS

                     (including Account Executive Program)


It is felt that Amway distributors can be competitive in marketing AMVOX to accounts requiring less than 50 mailboxes that do not require custom applications.

In order to give distributors appropriate alternatives when confronted with custom applications, and/or accounts exceeding 50 boxes, the following alternatives are proposed.

LEADS PROGRAM - Distributor has large customer contact, but not an
-------------
interest/expertise/"certification" to sell personally. Distributor interests; customer in voicemail and completes an AMVOX Lead form (customer information; address, key contact, number of employees, communication needs, etc.), and an "invitation" (on company letterhead) for a Voice-Tel representative to do a presentation. The form and invitation should be mailed to the AMVOX department at Amway. Copies would be retained and originals forwarded to the National Operations Center, then on to the franchises. Immediate turnaround is essential in each case. This would be treated entirely as a Voice-Tel sale, with the following compensation to Amway for generating this "hot lead":

     10% of all account revenues generated and collected for service provided
     during the first   12 months.

ACCOUNT EXECUTIVE PROGRAM - Distributor wants to present, sell and service large
-------------------------
account with custom applications, and have competitive pricing to do so.

Distributors interested in this program must undergo "certification training." Training and acceptance standards will be mutually agreed upon by Voice-Tel and Amway. Once approved, the distributor is an account executive capable of the most complex presentations and application of voicemail services. The distributor would work with the franchisee to determine appropriate product offerings and pricing to be offered to each prospective customer. The distributor would then be responsible for the presentation, sale, customer training and support. Voice-Tel will handle the billing and collection. Amway will be compensated under the following criteria:

     - 20% of all account revenues generated and collected for service provided during the first 12 months on all new boxes.
                                          ---

     - 4% of all account revenues generated and collected for service provided an all boxes on a monthly basis beginning with the thirteenth month and continuing for as long as the Agreement or successor agreement regarding AMVOX Service is in place between Amway and Voice-Tel, and the selling distributor passes annual recertification as judged by Amway and Voice-Tel.

Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 2.1

COMPENSATION - Voice-Tel will monitor Leads and Account Executive Program
------------
accounts for compensation by identifying them as "Amway," and identifying also via ADA number. A monthly report with detail broken down by franchise location will be generated to Amway giving account status (presented, pending disposition or sold with monies due to Amway). Payment will be "netted out" of Amway's monthly check to Voice-Tel.


Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 3.1

                          ORDER PROCESSING PROCEDURES

Amway will be responsible for receiving all orders for Amway Products and Services. Orders will be received and processed as follows.

1. Orders will be accepted via the Amway Personal Shoppers Catalog Telephone Ordering number, 1-800-253-6500, 7 a.m. to 12:00 midnight Eastern time Monday through Friday, Saturday 8:30 a.m. to 5 p.m. Eastern Time. Mailers will be accepted on form SA-285, sent to 7575 Fulton Street East, Ada, MI 49355-0001. Orders will be accepted with bankdraft, VISA or MasterCard or consolidated billing as forms of payment.

2. Orders accepted will be transmitted to the Voice-Tel National Operations Center four times daily for initialization. The information to be transmitted will be sufficient to properly activate the class of service desired and support necessary subsequent billing and reconciliation.

3. Amway will send a fulfillment letter to the ordering distributor/customer for each box ordered. The fulfillment letters will contain all information necessary to allow the customer to begin using the service, as well as other fulfillment literature describing the terms and conditions under which the service is provided.


Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 3.2

                               BILLING PROCEDURES

Amway will be responsible for billing for all services offered as part of the Amway Products and Services. Billings will include all basic monthly charges as well as any peripheral services available to box holders. There will be three types of payment mechanisms available for Amway Products and Services as outlined below.

1.  Credit Cards
    ------------

     A. Credit cards will be authorized and billed on the billing date for the AMVOX box.

     B.   Refused authorizations:

          -- A letter will go out immediately from Amway to the party responsible for payment on the box saying the authorization on the credit card was not accepted by the bank and requesting an alternate form of payment be supplied immediately.

          -- A service interrupt will be set to occur on the box in question 15 days from the billing date. This will stop the owner from entering the box for messages which will prompt them to call for help.

          -- The box will be cancelled automatically 30 days from the billing date if no alternate payment is received.

     C. Amway will institute collection procedures for appropriate amounts (see Schedule 3.3).

     D. Voice-Tel will be paid only for boxes on which Amway collects payment provided Amway follows collection procedures as outlined in Schedule
          3.3. Parties acknowledge that Amway will also be making periodical payments to AMVOX for service provided on non-transferred sites.

Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 3.2

2.  Bank Drafts
    -----------

     A.   Boxes set up for bank draft billing must be set up as follows:

          1. The customer/distributor must send in a Bank Draft Order Form (SA-5596) along with a sample check and payment for the first month's service.

          2. Payment via bank draft will begin on the box for the second 30 days of service. Bank Drafts will be submitted to the specified banks on the billing date.

     B.   Returned Bank Drafts will be handled as follows;

          1. The box owner will be immediately contacted in writing by Amway's Accounts Receivable department and asked for payment via credit card or check.

          2. Boxes for which payment is not received within 14 days will be cancelled by Accounts Receivable.

          3. Depending an the amount involved, Amway will institute appropriate collection procedures (see Schedule 3.3).

     C. Voice-Tel will be paid up front as the draft is sent to the bank. Amway will be responsible for collections on bank drafts.

Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 3.2

3.  Consolidated Billing Accounts
    -----------------------------

     Accounts may be set up to receive a monthly statement from Amway for Amway Products and Services provided they have five boxes or more. Amway will use its reasonable best effort to assure that accounts established under consolidated billing meet all minimum necessary requirements established by Amway. These accounts are set up and billed as follows:

     A. The customer/distributor must fill out a Corporate Profile which provides information such as name, address, billing address, statement format, person responsible for the bill, and contact's telephone number. The profile must be received and input at Amway for the account to be activated. A Corporate I.D. will be assigned based on the Corporate Profile.

     B. All orders for a consolidated customer will be placed using the assigned Corporate I.D. Orders may be placed using the normal order methods (See schedule 3.1).

     C.   The Billing Cycle
          -----------------

          1. Statements will be sent approximately 25 days in advance of the billing date for next month's service. The first month, two statements will be sent. One for the first 30 days of service (due upon receipt), the other for the next 30 days of service.

          2. Incremental statements will be generated for any changes in service prior to the due date. These statements will cover only changes in service and will be due on receipt. A separate statement will be sent during the month to cover the billing for usage and will be due upon receipt.

          3. On accounts where payment is not received by five days past the due date, an interrupt will be placed on the box. When payment is received for a box, the interrupt will be removed.

          4. If payment is not received by 15 days after the due date, the box will be cancelled.

          5. Payments received prior to the due date will be invoiced (i.e., distributors given credit, AMVOX/Voice-Tel paid) on the due date. Payments received after the due date will be invoiced when received.

          6. Amway Accounts Receivable department will monitor accounts with consistent payment records and have the flexibility to mark such accounts to keep them from automatic cancellation where warranted.

     D. Payment to AMVOX/Voice-Tel will be triggered at the time of invoicing; i.e., when payment is received.



Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 3.3

                             COLLECTION PROCEDURES

Amway will be responsible for all reasonable best efforts to collect on all accounts for which payment has not been received. The extent of the collection effort will be based on the amount to be collected and the length of time outstanding and will be determined by the Amway Accounts Receivable department. The collection effort to be made in the normal course of business by type of payment will be as follows:

1.  Credit Card
    -----------

     A. Credit cards used for new orders will be authorized at the time of order. Orders will be refused for credit cards that are rejected.

     B. Each month on the billing date, Amway will seek authorization for each credit card prior to invoicing for the monthly payment. For credit cards that are rejected, a letter will be generated systematically requesting an alternate form of payment be given to Amway immediately. The box will be set for a service interrupt 15 days from the billing date. If no alternate payment is received, the box will be cancelled at 30 days.

     C.   Collection from Distributors--Amway will collect from distributors for
          ----------------------------
          amounts due for their service by processing a credit (Code 9) on their Direct Distributor Summary. This will take place immediately after the box is cancelled.

     D.   Collection from Customers
          -------------------------

          1. For amounts owed by customers of less than $100, the letter at the time of the rejected authorization will be the only effort made. The amount owed will be written off.

          2. Amounts of $100 and up will be given to a collection agency to follow up with a series of three demand letters.

          3. For amounts in excess of $600, the agency may send a representative in person to attempt to collect. If unsuccessful, Amway will be given the option to use an attorney and file suit. The decision to file suit will be made on an individual basis by the Amway Accounts Receivable department.

2.   Bank Draft
     ----------

     Bank drafts are sent to the bank on the billing date. Of the bank drafts that are going to be returned for various reasons, 90% are returned within two weeks. The collection procedures for returned drafts are identical to those outlined above for credit cards.

Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 3.3

3.  Consolidated Billing
    --------------------

     A.   Consolidated statements are sent out 25 days in advance of the due date.  The statements cover the next 30 days of service (see Schedule
                                          ----
          3.2).  If payment is not received by five days after the due date, the account is set for service interrupt. If payment is not received by 15 days after the due date, the account is cancelled.

     B. The collection procedures are identical to those outlined above for credit cards.

     C. The Accounts Receivable department has the flexibility within the system to inhibit the automatic cancellation of an account if the payment history shows the account to be reliable and payment is expected.


Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 3.4

                               PAYMENT PROCEDURES

Amway will pay Voice-Tel or its assigns for service provided based on the amounts shown in Schedule 1.1(b). The payment will be made by check(s) on the 10th of the month following the month of service. The amount to be paid will be divided into three checks as follows:

1. One check to AMVOX, Inc., for AMVOX service provided by non-transferred, AMVOX-owned systems.

2. One check to Voice-Tel for AMVOX service provided by Voice-Tel franchise systems as designated by Voice-Tel.

3.   One check for Network revenues to be paid to Voice-Tel or its assigns.

The amounts paid will be based on the type of service and the checks will be accompanied by a reconciliation report which shows service by type and by system.

The timing and amounts to be paid have been addressed in Schedules 3.2 (Billing Procedures) and 3.3 (Collection Procedures).


Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                [missing a page]

                                  SCHEDULE 3.5

7. Voice-Tel agrees to document all Service Level Challenges in accordance with the definitions of Schedule 5.1(b) and to keep a record of the same at the Voice-Tel National Operations Center. This documentation shall be used to ascertain the applicability of any credit/refund condition.

8. Any conflicts relative to the applicability of a credit/refund condition are to be handled between the Voice-Tel Director of Franchise Operations and the Amway Marketing and Programs and Services personnel responsible for the AMVOX by Voice-Tel program with the consultation and approval of the affected franchise service center location.

9. The parties agree that this schedule shall be subject to review at least every 90 days, the first such review within 90 days of the date of execution shown below. Any changes to this schedule shall require mutual agreement of both parties.


Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 3.6

                             PRICE CHANGE PROCEDURE

Amway agrees to pay to Voice-Tel the amounts for Amway Products and Services purchased hereunder until 12 months from the official relaunch date of the program, at the prices set forth on Schedule 1.1(b). Schedules 1.1(a) and 1.1(b) will be reviewed and reevaluated annually, the first such review to be completed on or before February 1, 1992. Amway and Voice-Tel will develop for review proposals addressing pricing, terms, conditions and margin and profit requirements needed to meet distributor/franchises and Amway/Voice-Tel objectives.

Amway distributors and Voice-Tel franchisees will be provided 90 days notice before new pricing can become effective. Price changes made necessary as a result of agreed upon changes to Amway Products and Services or the program will also require a 90-day notice to Amway distributors and Voice-Tel franchisees. Pricing, terms and conditions for any products for services added to the Amway Products and Services will be subject to the annual review set forth above.


Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 3.7

                       PRODUCT/SERVICE CHANGE PROCEDURES

Voice-Tel and its franchisees will sell to Amway for ultimate use by it and/or for resale by Amway to its distributors products and services described on
Schedule 1.1(a). Amway and Voice-Tel agree that market changes, challenges, opportunities, etc., may require that product/service/program changes be made. Requests for product/service program changes must be submitted in writing to the appropriate Amway/Voice-Tel personnel for evaluation and consideration. Both parties will keep each other informed as to who the appropriate individuals are. Amway and Voice-Tel must mutually agree to any requested product/service/program change before any change can be made.

Any products/services/programs added to the Amway Products and Services offering
                               -----
will be subject to the above change requirements upon addition to the program. New product/service/program offerings or requests must be submitted to the AMVOX Relaunch/Task Force for evaluation and consideration. Amway and Voice-Tel must mutually agree to add the new product/service/program before additions can be made.

Amway distributors and Voice-Tel franchisees will be provided a minimum of 90-days notice before products/services/programs revisions or additions can become effective.


Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 3.8

                      DISTRIBUTOR/FRANCHISEE RELATIONSHIP


Both Amway distributors and Voice-Tel franchisees are independent contractors. A such, they are entitled to run their own businesses as they see fit, as long as they stay within the guidelines of their company's code of ethics and operating procedures. It is understood, however, that both Amway and Voice-Tel will utilize their reasonable best efforts to foster a positive working relationship between their distributors and franchisees, respectively, in the following areas:

1.   No External Business Relationship--Distributors and franchisees should only
     ---------------------------------
     be involved together in the voicemail industry to the extent of distributors marketing the services described on Schedules 1.1(a), and
     2.1. Franchisees will provide this voicemail service in their local area for distributors to sell.

2.   Avoidance of direct Competition--Since distributors and franchisees should
     -------------------------------
     have consistent goals, in the marketing of voicemail, and both will benefit from this activity, direct competition should be avoided at all costs.
     This goal will be further addressed through the selling channels described in Schedule 4.1.

3.   Pricing/Commission Confidentiality--Franchisees should not share
     ----------------------------------
     information with distributors regarding their commission splits, AMVOX profits or payments, or how much they are paying on the Leads or Account Executive Programs.

4.   Conflict Resolution--In the event of conflict between a distributor and
     -------------------
     franchisee, Amway and Voice-Tel each agree to take all reasonable steps to ascertain and resolve such conflicts to the mutual satisfaction of all parties involved. In the event of conflict between a distributor and franchisee, the following communication channels are preferred to evaluate each situation in a case-by-case manner.

                Voice-Tel----------------------Amway
                     |                           |
                Franchisee                  Distributor
                                                 |
                                              Customer


Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 4.1

                                SELLING CHANNELS

Amway Targeted Channel
----------------------

The primary focus of Amway and Amway distributors will be in marketing AMVOX by Voice-Tel to individual and small business users. Distributors should primarily target accounts that are less than 50 boxes in size and do not require custom applications. Franchisees should not undercut known distributor pricing in this targeted market.


Activity Outside Targeted Channel
---------------------------------

Distributor sales activity/interest outside the targeted channel should be
                                                                 ------
directed through the "Leads Program" or "Account Executive Program" detailed on
Schedule 2.1.


Sales and Focus to Support Selling Channels
-------------------------------------------

Support literature for distributors will be created per Schedule 4.5 to support the above selling channels.


Conflict Resolution
-------------------

In the event of conflict between a distributor and franchisee, Amway and Voice-Tel each agree to take all reasonable steps to ascertain and resolve such conflicts to the mutual satisfaction of all parties involved. In the event of conflict between a distributor and franchisee, the following communication channels will be used to evaluate each situation in a case-by-case manner.

                Voice-Tel----------------------Amway
                     |                           |
                Franchisee                  Distributor
                                                 |
                                              Customer


Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 4.2

                               TRAINING SEMINARS

Training seminars will be planned, organized and conducted by Amway with approval by Voice-Tel. These in-depth, AMVOX by Voice-Tel workshops will be offered in cities that will provide adequate distributor participation/cost recovery. The seminars will be conducted after Voice-Tel franchisees have assumed operation of AMVOX by Voice-Tel in their areas and after the Marketing Seminars (see Schedule 4.3) have been conducted. Specialized sales materials will be provided to attendees at these sessions which will be conducted by trained Amway Workshop Advisors. Local franchisees will be notified by Amway of the dates, times, and locations, and will be included in these presentations where applicable.

Amway will assume the cost for these events and will attempt to offset this through collection of a "workshop registration fee" from participating Amway distributors. Costs incurred by Voice-Tel or its franchisees in attending these events are their own.


Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 4.3

                               MARKETING SEMINARS

Amway will plan, organize, and conduct re-introduction meetings for distributors in every AMVOX location as soon as possible after the product is relaunched and the Voice-Tel franchisee has assumed operation/responsibility for the AMVOX machine and customer base. Where possible, multiple AMVOX locations may have one re-introduction meeting if they are within a reasonable proximity of each other. Voice-Tel and its franchisees will be informed of meeting plans in order to be included in the presentation. Personal meetings between franchisees and key local distributor leadership is also encouraged and will be planned whenever possible.

Costs for conducting the Marketing/Relauch seminars and participation by Amway staff will be assumed by Amway. Expenses incurred by Voice-Tel staff and franchisees in attending these events are their responsibility.


Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 4.4

                                CUSTOMER SERVICE

Amway Provided
--------------

     1.  Answer General Information Questions

         - Service availability

         - Different levels of service and cost associated with each

         - Enhancements

         - Methods of payment accepted

         - Ordering procedures

     2.  Institute All Changes To An Account

         - Name changes

         - Level of service including enhancements

         - Correct any input errors

         - Change in method of payment/address

         - Cancellations--order level or mailbox level

         - Transfer of service

     3. Answer all questions regarding PV/BV, Accounts Receivable, interruption of service, billing questions, and other related questions.

     4. Apply interruption of service, cancellations, reinstates, and removal of interrupts.

     5. Respond to any correspondence regarding problems experienced by the user; however, if the problem is related to challenges with the service provided on the mailbox, Amway may need to request assistance from either Voice-Tel or its franchisee.

     6. Handle all refunds charges, etc., for any distributor or distributor generated account.

     7.  Administer the Lead Program.

Approvals:    /s/ James J. Rosloniec 11/28/90        /s/ Alan J. Carter 11/28/90
              -------------------------------        ---------------------------

                                  SCHEDULE 4.4

Voice-Tel and/or Franchisee Provided
------------------------------------

It is understood that service is intended to be provided primarily to Amway and its distributors. It is recognized that occasional end-user assistance may be necessary and will be accommodated. Referrals of customers back to distributors will be practiced whenever possible.

1.   Handle all questions regarding the setting up and operation of the mailbox.

2. Handle all questions regarding service related problems; i.e., busies, dead air, clipped messages, purged messages, lack of inventory, etc.

3. Provide appropriate system-wide messages regarding significant downtime either for anticipated maintenance or system failure.

4. Ability to have personnel to handle questions during normal business hours Monday through Friday.

5. Emergency number to call after normal business hours (nights, weekends, and holidays) will be provided by the Voice-Tel National Operations Center.

6. Voice-Tel National Operations Center will have the ability to handle questions and to bring mailboxes into operation after normal business hours (for non-transferred sites). They will also provide 800 number backup to Voice-Tel Customer Service.

Conflict Resolution
-------------------

All conflicts should be resolved after Voice-Tel and Amway have heard both sides. Voice-Tel and Amway will then discuss the situation and reach a mutual agreement which is satisfactory to all parties involved. The diagram below will represent appropriate channels of communication.


                Voice-Tel----------------------Amway
                     |                           |
                Franchisee                  Distributor
                                                 |
                                              Customer

Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 4.5

                        LITERATURE--MARKETING MATERIALS

Amway will be responsible for the development and printing of all literature and marketing materials to be sold or provided in any manner to Amway distributors concerning the AMVOX by Voice-Tel program. AMVOX/Voice-Tel will review and approve all materials developed prior to printing. No materials referring to the AMVOX program for distribution to Amway distributors or customers may be developed or distributed without mutual approval of Amway and Voice-Tel.

Amway will design all materials to be sold to distributors and make them available as standard literature through the Amway Regional Distribution Centers. Amway will set the cost of the literature which will be based on costs and Amway required margins and will be in line with the prices for similar literature available for other Amway programs. No revenues will be shared with Voice-Tel for the sale of this literature. The literature will be publicized in the Amway Wholesale Price List (SA-13).

Voice-Tel may submit to Amway additional proposals for the design and development of literature and of marketing materials. Any cost incurred by Voice-Tel in submitting such additional proposals shall be Voice-Tel's sole responsibility.

Use of trademarks in any literature shall be consistent with any licensing agreements in effect between the parties.


Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                  SCHEDULE 4.6
                                 PRESS RELEASES

1.   News Releases
     -------------

     A. Drafts of all news releases, whether originated by Voice-Tel or Amway, must be mutually approved by Voice-Tel and Amway Public Relations prior to release in a timely fashion.

     B. Drafts mutually approved by Voice-Tel and Amway Public Relations must also be sent to Amway's in-house approval route. Revisions incorporated by the approval route must be included prior to release.

2.   Media Inquiries
     ---------------

     All media inquiries concerning Away Corporation or its independent distributors must be referred to Amway Public Relations for response. All media inquiries concerning Voice-Tel or its independent franchisees must be referred to Voice-Tel for response.

3.   Amway Publications
     ------------------

     Amway will be responsible for creating AMVOX articles and the cost for them to be used in Amway publications. Amway will make its reasonable best effort to include Voice-Tel in the design, review, and approval of these articles.

4.   Voice-Tel Publications
     ----------------------

     Voice-Tel will be responsible for the cost and creation of any articles on AMVOX to be used in its publications. Voice-Tel will make its reasonable best effort to include Amway in the design, review, and approval of these articles. Copy mentioning Amway or Amway distributors must be approved by
                                                            ----
     Amway prior to printing.



Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                SCHEDULE 5.1(a)
                              EQUIPMENT STANDARDS

1. As of the official relaunch date, all Voice-Tel, franchisee-owned locations will have a minimum equipment standard of 5.0 Rev. G or higher software and will have the ability to provide all of the service levels agreed upon in
     Schedule 1.1(a).

2. As of the official relaunch date, not all AMVOX-owned locations will be at the minimum Voice-Tel equipment standard. Therefore, not all service levels agreed upon in Schedule 1.1(a) will be available in all areas.

3. Upon transfer of an AMVOX-owned location to a Voice-Tel franchisee, all equipment at the site will be upgraded within 30 days of the transfer date to the minimum Voice-Tel standards and all Schedule 1.1(a) service levels will be made available at that time.

4. Selected AMVOX, Inc.-owned locations may be upgraded to the minimum Voice-Tel equipment standards prior to transfer to a Voice-Tel franchisee based upon the mutual agreement of Amway and Voice-Tel and the availability of necessary funding for the same.

5. For future product offerings (additions to Schedule 1.1(a), all Voice-Tel franchisee-owned locations will be equipped to offer the new service prior to the launch and promotion of the service at Amway. AMVOX locations will be equipped as able.



Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                SCHEDULE 5.1(b)
                       EQUIPMENT SERVICE LEVEL STANDARDS

1.   Message Storage Capacity
     ------------------------

     Voice-Tel agrees to use its reasonable best efforts to maintain at its locations sufficient message storage capacity to provide the maximum number of messages allowed and the number of days retained for all Amway Products and Services sold or available on the system at service levels agreed upon in Schedule 1.1(a).

     In order to assure these levels, Voice-Tel agrees that message storage capacity will be incrementally increased when either of the following conditions exist within an individual system.

     A. It becomes necessary to prematurely purge messages to protect a system's integrity greater than 5 times within a 30-day period.

     B. Message storage capacity utilization exceeds 90% for 10 days out of 30.

     The above noted incremental capacity increase shall be initiated within 10 days of the documentation of the qualifying condition as reflected on the Total System Statistics Report available through the Centigram system. It Is further understood that in the case of AMVOX locations which have not yet been transferred, the above time limit for increase shall be flexible based upon available resources and the status of current transfer negotiations on the system in question.

2.   Incoming Call Throughput
     ------------------------

     Voice-Tel agrees to use its reasonable best efforts to maintain at its locations sufficient incoming call throughput capacity to maintain a hybrid
     P.02 level of service.

     In order to assure these levels, Voice-Tel agrees that incoming call throughput capacity shall be incrementally increased at the time the all Trunks Busy (ATB) condition on an individual system exceeds 2% during the normal business day of 8 a.m. to 5 p.m, Monday through Friday for 10 days out of 30. This condition shall be determined by using the ATB Summary Report available through the Centigram system.

     The above noted incremental capacity increase shall be initiated within 10 days of the documentation of the qualifying condition. It is further understood that in the case of AMVOX locations which have not yet been transferred, the above time limit for increase shall be flexible based upon available resources and the status of current transfer negotiations on the system in question.

Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                SCHEDULE 5.1(b)
              SERVICE LEVEL CHALLENGES AND RESPONSE TIMES (Cont.)

3.   Service Level Challenges and Response Times
     -------------------------------------------

     Amway and Voice Tel agree that the following list shall define the various Service Level Challenges which may occur within an individual system and Voice-Tel agrees to use its reasonable best efforts to clear the reported challenges within the time frame allotted on the accompanying chart from the time the challenge is reported.


                            SERVICE LEVEL CHALLENGES
          Catastrophic  --No service to greater than 30% of the customers
          ------------
          Emergency     --No service to 30% or less customers
          ---------
          Major         --Impaired service to greater than 30% of the customers
          -----
          Minor         --Impaired service to 30% or less customers
          -----
          Individual    --No service to one customer
          ----------
          Inquiry       --Impaired service to one customer
          -------

                            CHALLENGE RESPONSE TIMES
          Catastrophic                   12 hours
          ------------
          Emergency                      18 hours.
          ---------
          Major                          24 hours
          -----
          Minor                          72 hours
          -----
          Individual                     24 hours
          ----------
          Inquiry                        48 hours
          -------

Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                SCHEDULE 5.1(c)
                           CUSTOMER SERVICE STANDARDS

Amway Staffing Requirements
---------------------------

1.   All calls should be answered on the average of 90 seconds.

2. All correspondence should be handled within 10 working days (there may be exceptions).

3. All staffing requirements will be determined based on call volume and workload.


Voice-Tel Staffing Requirements
-------------------------------

1. Sufficient Customer Service available within 60 days (preferably 30 days) after site transfer.

2. Customer Service Representatives to work during normal business hours Monday through Friday.

3. Holiday, after-hour emergencies, and weekends to be handled by either Los Gatos Customer Service or through franchisee provided local emergency number with reasonable response time.

4.   All calls need to be answered in a reasonable period of time.

Business Line Requirements
--------------------------

     Inbound Calling

          1.5 business lines per available staff person

Conflict Resolution
-------------------

Amway and Voice-Tel will hear all sides of the situation and reach a mutual agreement which will satisfy all parties concerned.



                Voice-Tel----------------------Amway
                     |                           |
                Franchisee                  Distributor
                                                 |
                                              Customer

Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                SCHEDULE 5.1(c)
                       CUSTOMER SERVICE STANDARDS (Cont.)

Reporting Procedures
--------------------

1. Voice-Tel franchisee will notify Voice-Tel National Account Representative anytime significant system downtime occurs or is anticipated.

2. The Voice-Tel National Account Representative will notify Amway via phone or a message in the AMVOX Supervisor's or Customer Service Representative's mailbox of any system challenge--including what the challenge is and the anticipated time of resolution. The Voice-Tel National Account Representative will also notify same when the challenge has been resolved.

3. Voice-Tel National Account Representative will provide Amway with a report by AMVOX System ID number giving AMVOX NPA/NXX, city, state, and zone, and update the same whenever a change occurs in any of the above information.


Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                                SCHEDULE 5.1(d)
                         GEOGRAPHIC SCOPE AND TIMETABLE

The growth and development of the Voice-Tel franchise system not only includes the transfer of 70 AMVOX sites to a combination of both new and existing franchisees, but also includes the development of new franchise territories throughout the United States. Although future International development is envisioned, for the purposes of this Service and Reseller Agreement, the geographic scope is limited only to development within the United States.

Voice-Tel will employ its reasonable best efforts to sell and open operating franchise units in each of the top 100 SMSA's within the United States with the express goal of having 149 operating service center locations by the end of calendar year 1992. As envisioned in the Voice-Tel Comprehensive Business Plan, these service locations will provide local calling access to Voice-Tel voice messaging services to in excess of 5000 cities, towns and communities.

In addition, Voice-Tel will use its reasonable best efforts to provide functional networking capability to a minimum of 35% of the combined Voice-Tel/AMV0X existing service center locations by the end of June, 1991; to 70% of the combined service center locations by the end of calendar year 1991; with the anticipation of complete networking access by all combined and newly developed service center locations by the end of June, 1992.

The official relaunch date of AMVOX by Voice-Tel is February 1. 1991.


Approvals:  /s/ James J. Rosloniec 11/28/90    /s/ Alan J. Carter 11/28/90
            -------------------------------    ---------------------------

                               FIRST AMENDMENT TO
                         SERVICE AND RESELLER AGREEMENT
                         ------------------------------


     THIS FIRST AMENDMENT TO SERVICE AND RESELLER AGREEMENT ("Amendment") is entered into this 19th day of March, 1996 by and between AMWAY CORPORATION, a Michigan corporation ("Amway") having its principal place of business at 7575 Fulton Street East, Ada, Michigan 49355 and VOICE-TEL ENTERPRISES, INC., a Delaware corporation, ("Voice-Tel") having its principal place of business at 23200 Chagrin Blvd., Suite 800, Beachwood, Ohio 44122.

     WHEREAS Amway and Voice-Tel entered into a Service and Reseller Agreement dated September 28, 1990 ("Agreement");

     WHEREAS Amway and Voice-Tel desire to amend the Agreement in order to extend the initial term of the Agreement.

     NOW, THEREFORE, in consideration of the mutual obligations and promises of the parties as set forth below, IT IS AGREED as follows:

1. Section 9.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

     "9.1. Term.  The initial term of this Agreement will expire at 12:01 a.m.
           ----
           on January 1, 1997. This Agreement shall be automatically renewable for an indefinite number of one-year renewal periods if neither party gives written notice of termination at least one hundred eighty (180) days prior to the end of the initial term of this Agreement or any renewal period."

2. Voice-Tel acknowledges that Amway is free to discuss and negotiate and to enter into agreements or transactions with any third parties for the provision of voice-messaging services which may be in whole or partial substitution of the voice-messaging services currently provided through Voice-Tel under the Agreement provided that Amway will continue to abide by the provisions of Article VIII of the Agreement (which addresses the sale or distribution of competitive services) during the term of the Agreement.

3. Other than the changes to the Agreement set forth in Section 1 above of this Amendment, the Agreement is and will be in full force and effect in accordance with its terms.

                              SECOND AMENDMENT TO
                         SERVICE AND RESELLER AGREEMENT
                         ------------------------------

     THIS SECOND AMENDMENT TO SERVICE AND RESELLER AGREEMENT ("Second Amendment") is entered into this 25th day of June, 1996 by and between AMWAY CORPORATION, a Michigan corporation ("Amway") having its principal place of business at 7575 Fulton Street East, Ada, Michigan 49355 and VOICE-TEL ENTERPRISES, INC., a Delaware corporation, ("Voice-Tel") having its principal place of business at 23200 Chagrin Blvd., Suite 800, Beachwood, Ohio 44122.

     WHEREAS Amway and Voice-Tel entered into a Service and Reseller Agreement dated September 28, 1990 ("Agreement");

     WHEREAS Amway and Voice-Tel entered into a First Amendment to Service and Reseller Agreement dated March 19, 1996 ("First Amendment").

     WHEREAS Amway and Voice-Tel desire to amend the Agreement and the First Amendment in order to change the initial term and termination provisions of the Agreement.

     NOW, THEREFORE, in consideration of the mutual obligations and promises of the parties as set forth below, IT IS AGREED as follows:

1. Section 9.1 of the Agreement and Section 1 of the First Amendment are hereby amended and restated to read in their respective entirety as follows:

     "9.1. Term.  "Either party may terminate this Agreement at any time upon
           ----
           issuance of a written notice not less than one hundred eighty (180) days prior to the effective date of such termination, such notice to, among other things, specify the termination date which the parties agree can only be the last day of a calendar month that falls at least one hundred eighty (180) days from the issuance of the termination notice."

2.   Other than the changes to the Agreement and First Amendment set forth in
     Section 1 above of this Second Amendment, the Agreement and First Amendment are and will be in full force and effect in accordance with their respective terms.